UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2016

VITAXEL GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	603.2143.2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

As previously reported, on January 18, 2016, Vitaxel Group Limited (the “Company”) completed and closed a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”) of the same date with Vitaxel SDN BHD, a Malaysian corporation (“Vitaxel”), the shareholders of Vitaxel, Vitaxel Online Mall SBN BHD, a Malaysian corporation (“Vionmall”) and the shareholders of Vionmall pursuant to which Vitaxel and Vionmall each became wholly owned subsidiaries of the Company. As a result of the Share Exchange and related transactions, the Company acquired the businesses of Vitaxel and Vionmall, and will continue the existing business operations of Vitaxel and Vionmall as a publicly-traded company under the name Vitaxel Group Limited.

The Company’s Board of Directors, on January 27, 2016, approved a change of the Company’s fiscal year end from October 31 of each year to December 31 of each year. December 31 is also the fiscal year end for each of Vitaxel and Vionmall.

Item 8.01 Other Events.

On January 27, 2016, the Board of Directors of the Company authorized and declared a 1333-for-1 forward stock split of the Company’s outstanding common stock, par value $0.000001 per share (the “Common Stock”) in the form of a dividend (the “Stock Split”) with a record date of February 8, 2016 (the “Record Date”). On the Record Date, each holder of the Company’s Common Stock will receive 1332 additional shares of the Company’s Common Stock for each one share owned, rounded up to the nearest whole share. Additional shares issued as a result of the Stock Split will be distributed on the payment date which, together with the ex-dividend date, will be announced by the Financial Industry Regulatory Authority. Stockholders who sell their Common Stock before the ex-dividend date will be selling away their right to the stock dividend.  Such sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares.  The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the ex-dividend date, the first business day after the stock dividend payment date.  As of the ex-dividend date, our Common Stock will trade on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016	VITAXEL GROUP LIMITED

By: _/s/ Lim Wee Kiat ____
Name: Lim Wee Kiat
Title: President